UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2013

ESSA BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   570-421-0531

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, ESSA Bancorp, Inc. (Company”) and its wholly-owned subsidiary, ESSA Bank & Trust (“Bank”), entered into amended and restated employment agreements with Gary S. Olson, President and Chief Executive Officer of the Company and the Bank and Allan A. Muto, Executive Vice President and Chief Financial Officer of the Company and the Bank.  On May 1, 2013, the Bank also entered into amended and restated employment agreements with Robert S. Howes, Jr., Senior Vice President, Lending Services Division, V. Gail Bryant, Senior Vice President, Retail Services Division, and Diane K. Reimer, Vice President, Delivery Systems Division .  The new agreements supersede and replace prior employment agreements with each of the executives.

The material changes made to the prior agreements were related to:

•
For Mr. Olson, eliminating the single trigger change in control payment, and providing instead that severance in connection with a change in control is payable under the agreement only if, within 24 months after the change in control, there is an involuntary termination of Mr. Olson’s employment without cause or Mr. Olson voluntary resigns for good reason (as defined in the agreement).

•
For all other executives, eliminating the right to voluntarily terminate employment after a change in control and receive severance pay, and providing instead that severance in connection with a change in control is payable under the agreement only if, within 24 months after the change in control, there is an involuntary termination of the executive’s employment without cause or the executive voluntary resigns for good reason (as defined in the agreement).

•
The definition of “change in control” was clarified to mean (i) a change in the ownership of the Bank or the Company, (ii) a change in the effective control of the Bank or Company, or (iii) a change in the ownership of a substantial portion of the assets of the Bank or Company, as described in Section 409A of the Internal Revenue Code of 1986, as amended.

•	Each executive is now required to sign a release of all claims against the Bank and the Company as a condition of receiving severance pay under the agreements.

The determination to amend and restate the prior agreements was undertaken primarily so that the agreements better align with safe and sound practices relating to executive compensation and employment contracts.

The foregoing description is qualified in its entirety by reference to the new agreements that are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 of this Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit Number	Description

Exhibit 10.1	Employment Agreement between ESSA Bancorp, Inc. and ESSA Bank and Trust and Gary S. Olson

Exhibit 10.2	Employment Agreement between ESSA Bancorp, Inc. and ESSA Bank and Trust and Allan A. Muto

Exhibit 10.3	Employment Agreement between ESSA Bank and Trust and Robert S. Howes, Jr.

Exhibit 10.4	Employment Agreement between ESSA Bank and Trust and V. Gail Bryant

Exhibit 10.5	Employment Agreement between ESSA Bank and Trust and Diane K. Reimer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSA BANCORP, INC.
DATE: May 1, 2013	By:	/s/ Gary S. Olson
Gary S. Olson
President and Chief Executive Officer